Exhibit 99.1

Press Release
June 29, 2006	6714 Pointe Inverness Way, Suite 200
Fort Wayne, IN 46804-7932
260.459.3553 Phone
260.969.3590 Fax
www.steeldynamics.com

Steel Dynamics Announces Second Quarter Regular and  Continued Special Cash Dividend

FORT WAYNE, INDIANA, June 29, 2006—Steel Dynamics, Inc.—(NASDAQ: STLD) today announced that its Board of Directors has approved the continuation of a special cash dividend of $0.10 per common share to be distributed in addition to the company’s regular quarterly cash dividend of $0.10 per common share. Shareholders of record at the close of business on June 30, 2006 will therefore receive a combined cash dividend of $0.20 per common share payable on July 14, 2006.

The board intends to continue to declare this dividend payment of a combined $0.20 per common share during the remainder of 2006 on a quarterly basis. The decision to continue this combined dividend payment is based on the company’s strong financial results and future earnings outlook.

Contact:	Fred Warner, Investment Relations Manager
(260) 969-3500
f.warner@steeldynamics.com